AMENDMENT TO TRANSACTION DOCUMENTS

THIS AMENDMENT TO TRANSACTION DOCUMENTS is entered into and effective as of December 18, 2018 (the “Amendment”) by and between Raptor/ Harbor Reeds SPV LLC, a Delaware limited liability company (“Raptor”), and Reed’s Inc., a Delaware corporation (“Reed’s”).

RECITALS

WHEREAS, Raptor and Reed’s are parties to that certain Securities Purchase Agreement dated April 21, 2017 (“SPA”);

WHEREAS, Raptor and Reed’s are parties to that certain Second Lien Security Agreement dated April 21, 2017 (“Security Agreement”);

WHEREAS, Raptor and Reed’s are parties to that certain First Amendment to Securities Purchase Agreement and Transaction Documents dated as of October 4, 2018 (“First Amendment”), which amended the SPA and Security Agreement;

WHEREAS, Raptor is holder of that certain Amended and Restated Subordinated Convertible Non-Redeemable Secured Note (“Subordinated Note”) dated October 4, 2018 in the maximum principal amount of Seven Million Four Hundred Thousand and 00/100 Dollars ($7,400,000.00), issued by Reed’s;

WHEREAS, Raptor is party to that certain Subordination Agreement dated October 4, 2018 (“Subordination Agreement”) with Rosenthal & Rosenthal Inc., a New York corporation (“Senior Lender”);

WHEREAS, Senior Lender excluded from its first priority security interest all property, plant and equipment currently being sold or liquidated by Reed’s as part of its exit from its manufacturing plant and related business of producing and bottling branded and private label beverages located at Los Angeles, California (“Plant Collateral”); and

WHEREAS, the parties desires to exclude the Plant Collateral from Raptor’s second priority security interest.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

(1) The SPA, Security Agreement, First Amendment, Subordinated Note and Subordination Agreement (“Security Documents”) are hereby amended to provide that the definition of “Collateral” excludes Plant Collateral. All Collateral other than the Plant Collateral shall remain subject to the security interest granted pursuant to the agreements.

(2) Each of the parties hereto also agrees that from time to time, at the expense of Reed’s, it will promptly, upon reasonable request, execute and deliver all further instruments and documents, and take all further action, in order to implement the terms of this Amendment.

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(3) Except as expressly set forth herein, all terms and conditions of the Security Documents, as amended, shall remain in full force and effect. This Amendment shall be effective as of the date first set forth above.

(4) This Amendment may be executed by the parties hereto in several counterparts, each of which shall be executed by the parties hereto and be deemed an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

(5) The validity of this Amendment, its construction, interpretation and enforcement, and the rights of the parties hereunder shall be determined under, governed by, and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date hereinabove first set forth.

REED’S, INC

By:	/s/ Valentin Stalowir
Name:	Valentin Stalowir
Title:	Chief Executive Officer

RAPTOR/HARBOR REEDS SPV LLC

By:	/s/ Daniel J. Doherty III
Name:	Daniel J. Doherty III
Title:	Manager

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